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                                                                 EXHIBIT 10.4.31


                            ASSET PURCHASE AGREEMENT


THIS AGREEMENT is made

by and between

NEOPROBE EUROPE AKTIEBOLAG, reg. no 556440-1510, a corporation organized and existing under the laws of Sweden, whose registered office is at Solvegatan 41, SE-223 70 LUND (the "Seller"),

and

BIOINVENT PRODUCTION AKTIEBOLAG, reg. no 556230-7537, a corporation organized and existing under the laws of Sweden, whose registered office is at Solvegatan 41, SE-223 70 LUND (the "Purchaser"),

WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to acquire from the Seller certain assets owned by the Seller relating to the business of the Seller;

NOW, therefore, the parties, intending to be legally bound hereby agree as follows:

1.       SALE AND PURCHASE

1.1 The Seller hereby sells and assigns to the Purchaser and the Purchaser hereby purchases and assumes the assets related to the business of the Seller as specified below (the "Assets");

         (i) all the Seller's rights and obligations as of October 1st, 1998, in respect of the lease concerning the facilities of the Seller (the "Facilities") annexed hereto as Schedule 1 (the "Lease"), which has been validly assigned in accordance with its terms and applicable law;

         (ii) the machinery and equipment listed in Schedule 2 hereto (the "Machinery");

         (iii)    the inventory listed in Schedule 3 hereto (the "Inventory");
                  and

         (iv) lists and books, records and other documentation and information related to the Machinery and Inventory, including validation and operational documents for use of the Machinery, set forth in Schedule 4 (the "Books").

1.2 By entering into this Agreement, the Buyer does not acquire or assume any assets, claims, debts or liabilities of the Seller other than expressly set out in this Agreement.
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1.3      The Seller shall upon both parties signature to this Agreement, deliver to the Purchaser any and all keys, keycards and similar to the Facilities in the Seller's possession and the Seller, including its officers and employees, shall not be entitled to keep any copies thereof.

2.       PURCHASE PRICE

2.1 The total purchase price for the Assets shall be SEK 1.000.000 (the "Purchase Price"), which shall be paid in full by the Purchaser within three (3) business days after this Agreement has been signed by both parties (the "Closing Date").

2.2 On Closing Date, the Purchase Price shall be paid in full in immediately available funds to the Seller's bank account no 6759 887 233 708 with Svenska Handelsbanken.

2.3 In the event that the Swedish tax authorities should determine that value added tax is chargeable on the sale of the Assets or on any part of the Assets, the Purchaser agrees that such value added tax shall be in addition to the sum specified in article 2.1 and that it shall pay the amount of any such valued added tax.

3.       CONTRACTS

3.1 The Lease shall prior to the Purchasers signing of this Agreement be validly assigned by the Seller to the Purchaser with effect from October 1st 1998. Rent due under the Lease prior to October 1st 1998 shall be paid and borne by the Seller and from and including October 1st 1998, by the Purchaser.

3.2 The Seller warrants to the Purchaser (i) that the Lease is validly assigned to the Purchaser, (ii) that the Lease is valid and that the Lease is the full agreement with the lessor and no side-agreements exist that alters the Lease in any respect, and (iii) that the Seller has or will fulfill all of its obligations and liabilities under the Lease up to October 1st, 1998. The liabilities of the Seller shall i.a. include any claims for damages which may be raised by the landlord under the Lease pursuant to the inspection of the Facilities to be carried out prior to the assignment of the Lease hereunder.

3.3 The Seller shall, effective as of October 16, 1998, terminate any and all contracts relating to the Facilities (save for the Lease), such as service agreements, heating, water, etc., which facilities are not included in the Lease, unless the Parties prior to said date have agreed otherwise. Any and all costs for such agreements relating to the Facilities shall be paid and borne by the Seller.

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4.       ASSETS

4.1 The ownership, title, right to and risk in the Machinery, the Inventory and the Books shall pass to the Purchaser as of the Closing Date. The Purchaser shall, however, as of signing, have unlimited access thereto and the Seller undertakes not to dispose of the Machinery, the Inventory or the Books in any way, without the prior written consent of the Purchaser.

4.2 The Seller warrants that it has good and marketable title to all Machinery and Inventory, in each case free and clear of any mortgage, pledge, lease, lien, encumbrance, charge or title retention or other security arrangements.

4.3. The Machinery and Inventory are sold and transferred "as is." However, the Seller warrants to the Purchaser that the Machinery, up to and including this day, has been kept and is maintained in accordance with all relevant laws, regulations and operational instructions applicable to the Machinery.

4.4 The sale and transfer of Machinery shall include the rights of the Seller under any pending product warranty in favor of the Seller.

4.5 The Seller warrants that there is no pending action, litigation or claim relating to the Assets.

5.       EMPLOYEES

5.1 The Parties agree that the limited transfer of Assets under this Agreement, shall not be considered as constituting a transfer of business within the meaning of the Employment Security Act (Sw. Lag (1982:80) om anst<W064>llningsskydd). Thus, there shall be no obligation of the Purchaser to assume any responsibilities of whatever nature against the employees of the Seller.

5.2 The Seller warrants that no claims will be raised against the Purchaser by any other former or current employee of the Seller, or their representatives and organizations, related to, i.a. right to employment, right to re-instatement, salaries, vacation and vacation pay, insurance, bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or any other benefits and compensations or for damages related to their employment with the Seller.

6.       AUTHORIZATION

         The Parties hereby warrants to the other respectively, that

         (i) the Party has all corporate power and authority to enter into this Agreement and to perform the transactions contemplated hereunder; and

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         (ii)     the Party is not prohibited or restrained by its Articles of
                  Association, or by any other agreements to which it is a party from entering into this Agreement and consummating the transactions contemplated herein, and the Agreement and such transactions have been duly authorized by all necessary corporation actions.

7.       REMEDIES, ETC.

7.1. In event of breach of the warranties given under this Agreement, the Party in breach shall compensate the other Party in full for any deficiency or cost relating to such breach. However, the liability of each Party hereunder shall be limited to an amount equal to the Purchase Price. The remedy provided in this article 7.1 shall be exclusive.

7.2 The liability of Seller under this Section 7 shall remain valid for a period of twelve (12) months following Closing Date. No claim shall be brought by either Party against the other in respect of any breach of the Warranties, unless notice in writing of any such claim, specifying the nature of the breach and the approximate amount claimed in good faith in respect thereof, has been given to the other Party as soon as possible and not later than sixty (60) days after the Party became aware of any circumstance giving rise to a claim.

8.       INSURANCE

         The Seller represents that it, up to and including October 16, 1998, will for the benefit of the Purchaser maintain in full force and effect adequate insurances to cover the full value of the Assets. Should an insured event occur on or before October 16, 1998, the Seller shall, against the Purchaser paying the Purchase Price, assign to the Purchaser any and all insurance amounts due under the applicable insurance.

9.       ADDITIONAL COVENANTS

9.1 It is agreed that the Seller until October 16, 1998, during normal business hours, shall be entitled to freely access agreed parts of the Facilities in order to make the necessary arrangements to finalize its business. During such visits, representatives of Seller shall act with due and proper care.

9.2 It is further agreed that the Purchaser shall allow an employee of the Seller (an accountant) to have use of such office space as reasonably required until the Seller can close the financial accounting year and complete its financial reporting requirements under Swedish law, however, not for a period of time extending the month of December 1998. The Purchaser agrees that the Seller and its successors-in-title may store Seller's financial and regulatory records at the Facilities for the earlier of (i) the period of time the Purchaser occupies the Facilities; or (ii) for the retention period required by law for such records.

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9.3      It is further agreed that the Seller and its successors-in-title upon request, on its own expense, during normal business hours shall be entitled to access and make photocopies of such product documentation as validation data, SOPs, etc., included in the Books which refers to any products of the Neoprobe group of companies which have been processed by any of the Machinery.

9.4 The Purchaser agrees that, for a period of 24 months following the Closing Date, the Seller and its successors-in-title may leave the cell banks currently located in the Facilities (the "Cell Banks" which are to be listed jointly by the parties), and that the Purchaser will maintain the Cell Banks and conduct periodic stability testing in accordance with the established SOPs at no cost to Seller or its successors-in-title. The SOPs are to be provided to the Purchaser by Seller free of charge. If requested by the Seller or its successors-in-title, upon expiration of the 24-month period, the parties agree to negotiate in good faith continued maintenance and testing by the Purchaser on the Cell Banks, and the conditions herefore.

9.5 The Purchaser further agrees that, for a period of 24 months following the Closing Date, the Seller shall have the right to leave the vialed monoclonal antibody samples (the "Monoclonal Samples" which are to be listed jointly by the parties), currently located in the Facilities and that the Purchaser will maintain the Monoclonal Samples at no cost to the Seller or its successors-in-title. If requested by the Seller or its successors-in-title, upon expiration of the 24-month period, the parties agree to negotiate in good faith continued maintenance by the Purchaser on the Monoclonal Samples, and the conditions herefore.

9.6 Save for the equipment referred to in article 9.7 below, the Seller undertakes to remove any and all property kept in the Facilities which is not subject to the transfer under this Agreement, on or before October 16, 1998.

9.7 The Purchaser undertakes to dismount the filling machine and the isolator set forth in Schedule 5 (the "Equipment"), and keep it available for collection by the Seller upon 14 days prior written notice from the Seller. Solely provided that Seller has given notice pursuant hereto, Seller undertakes to collect the dismounted Equipment within seven (7) days after the Purchaser gives notice to Seller that the Equipment is ready for removal. The Seller shall in no event collect the Equipment later than on December 30, 1998. The dismounting shall take place with due and proper care, but otherwise in a way that the Purchaser finds convenient.

9.8 The duties of the Purchaser under the articles 9.2, 9.4-9.5 and 9.7 above shall be exercised by the Purchaser using due and proper care. However, there shall be no liability of the Purchaser for loss or damage to the property or similar, unless caused by negligence on behalf of the Purchaser. The Seller or its successors-in-title shall at all times maintain the appropriate and adequate insurances for the property of the Seller, held by the Purchaser.

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10.      CONFIDENTIALITY

10.1 The Seller undertakes not to disclose to any third party any information regarding the Assets that is not already in the public domain.

10.2 The Seller hereby waives all its rights under the Proprietary Information Disclosure Agreement signed by and between the Parties on September 4th, 1998.

10.3 The Purchaser undertakes not to disclose to any third party or to use for its own purposes any information regarding the Cell Banks, the SOP or the Monoclonal Samples that is not already in the public domain or previously known by Purchaser through its own operations.

11.      NOTICES

         All notices, consents and other communications required or permitted under this Agreement shall be made in writing and be deemed to have been duly given by the Parties if addressed and delivered by confirmed fax or registered mail to the addresses or fax numbers set forth below (or to such other addresses or fax numbers as may be given by written notice in accordance with this Section 11).

         If to the Seller:          Neoprobe Europe AB
                                    c/o Neoprobe Corp.
                                    Attention: David C. Bupp
                                    425 Metro Place North, Suite 300
                                    Dublin, Ohio 43017
                                    USA
                                    Fax no: +1 (614) 793 7520

         If to the Purchaser:       BioInvent Production AB
                                    Attention: President
                                    SE-223 70 LUND
                                    Sweden
                                    Fax no. +46 46 211  08 06

12.      GOVERNING LAW AND ARBITRATION

12.1 This Agreement shall be construed in accordance with and governed by the laws of Sweden.

12.2 Any dispute, controversy or claim arising out of, or in connection with, the Agreement or from agreements resulting thereof shall be exclusively settled by arbitration in accordance with the Rules of Expedited Arbitration of the Stockholm Chamber of Commerce. The arbitration shall take place in Malmo and be conducted in the English language.

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The parties hereto here cause this Agreement to be duly executed in two copies by their respective authorized officers as of the respective dates set forth below.


Date:   October 9, 1998                      Date:   October 14, 1998

Place:  Dublin, Ohio                         Place:  Lund

NEORPOBE EUROPE AB                           BIOINVENT PRODUCTION AB

/s/ David C. Bupp                            /s/ Sven Mathiesen
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David C. Bupp                                Sven Mathiesen
Chairman of the Board of Directors           Chairman of the Board of Directors


/s/ Matt Bowman                              /s/ Roland Carlsson
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Matt Bowman                                  Roland Carlsson
Director                                     Director


We hereby jointly and severally with Neoprobe Europe AB, guarantee the due fulfillment of any and all liabilities of Neoprobe Europe AB under this Agreement, including but not limited to any liabilities arising under the warranties given by Neoprobe Europe AB hereunder.


Sections 11 and 12 shall apply also to the above guarantee.

Place:  Dublin, Ohio

Date:   October 9, 1998

NEOPROBE CORP.

/s/ David C. Bupp
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David C. Bupp

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